UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 2, 2010

SuccessFactors, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

001-33755	94-3398453
(Commission File Number)	(IRS Employer Identification No.)

1500 Fashion Island Blvd., Suite 300	94404
San Mateo, CA	(Zip Code)
(Address of Principal Executive Offices)

(650) 645-2000

     (Registrant’s Telephone Number, Including Area Code) (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

(a)(1)

(i) On March 2, 2010, SuccessFactors, Inc. (the “Company”) dismissed Ernst & Young LLP (“E&Y”) as its independent registered public accounting firm.

(ii) The audit reports of E&Y on the consolidated financial statements of SuccessFactors, Inc. (and subsidiaries) as of and for the years ended December 31, 2008 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii) The decision to change accountants was approved by the audit committee of the Company’s board of directors.

(iv) During the two years ended December 31, 2009 and the subsequent interim period through March 2, 2010, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference, in connection with their opinion, to the subject matter of the disagreement. (v) During the two years ended December 31, 2009 and the subsequent interim period through March 2, 2010, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

(a)(2)

     On March 4, 2010, KPMG LLP (“KPMG”) was engaged as the Company’s independent registered public accounting firm. During the two years ended December 31, 2009 and the subsequent interim period through March 2, 2010, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

(a)(3)

A letter from E&Y addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements is attached as Exhibit 16.1 of this Form 8-K.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
Number	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated March 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 5, 2010	SUCCESSFACTORS, INC.

	By:	/s/ Julian K. Ong

Julian K. Ong
Vice President, General Counsel and
Secretary

EXHIBIT INDEX
Number	Description

16.1	Letter from Ernst & Young, LLP to the Securities and Exchange Commission dated March 5, 2010.